QuickLinks -- Click here to rapidly navigate through this document

Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐    CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association (Jurisdiction of incorporation or organization if not a U.S. national bank)	94-1347393 (I.R.S. Employer Identification No.)
101 North Phillips Avenue Sioux Falls, South Dakota (Address of principal executive offices)	57104 (Zip code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)

Certain co-registrants are identified in the "Table of Additional Registrants" listed on the next page.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2080 (Primary Standard Industrial Classification Code Number)	98-0517725 (I.R.S. Employer Identification No.)

5301 Legacy Drive
Plano, Texas 75024
(972) 673-7000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

3.430% Senior Notes due 2027
Guarantees of 3.430% Senior Notes due 2027

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
184 Innovations, Inc.	Delaware	36-4800558
234DP Aviation, LLC(1)	Delaware	27-1028433
A & W Concentrate Company(1)	Delaware	22-2483659
Americas Beverages Management GP(1)	Nevada	74-3218345
AmTrans, Inc.(2)	Illinois	36-2682881
Bai Brands LLC	New Jersey	27-1311310
Beverages Delaware Inc.(1)	Delaware	51-0345374
DP Beverages Inc.(1)	Delaware	04-2492250
DPS Americas Beverages, LLC(1)	Delaware	N/A
DPS Beverages, Inc.(1)	Delaware	55-0883062
DPS Holdings Inc.(1)	Delaware	06-1074905
Dr Pepper/Seven-Up Beverage Sales Company(1)	Texas	75-1554102
Dr Pepper/Seven Up Manufacturing Company(3)	Delaware	74-2690781
Dr Pepper/Seven Up, Inc.(1)	Delaware	75-2233365
Mott's Delaware LLC(1)	Delaware	26-2092489
Mott's LLP(1)	Delaware	90-0237006
MSSI LLC(1)	Delaware	77-0667192
Nantucket Allserve, LLC(1)	Delaware	04-3093808
Snapple Beverage Corp.(1)	Delaware	04-3149065
Splash Transport, Inc.(4)	Delaware	26-2366378
The American Bottling Company(1)	Delaware	36-4223626

(1)
Registrant's address is 5301 Legacy Dr., Plano, TX 75024. Telephone: 972-673-7000.

(2)
Registrant's address is 400 N. Wolf Road, Northlake, IL 60164. Telephone: 708-449-2600.

(3)
Registrant's address is 8900 Page Ave., St. Louis, MO 63114. Telephone: 314-426-8200.

(4)
Registrant's address is 5430 West 81st St., Indianapolis, IN 46268. Telephone: 866-573-3774.

Item 1.    General Information.    Furnish the following information as to the trustee:

  (a)
  Name and address of each examining or supervising authority to which it is subject.

    Comptroller of the Currency
    Treasury Department
    Washington, D.C.

    Federal Deposit Insurance Corporation
    Washington, D.C.

    Federal Reserve Bank of San Francisco
    San Francisco, California 94120

  (b)
  Whether it is authorized to exercise corporate trust powers.

    The trustee is authorized to exercise corporate trust powers.

Item 2.    Affiliations with Obligor.    If the obligor is an affiliate of the trustee, describe each such affiliation.

        None with respect to the trustee.

        No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.    Foreign Trustee.    Not applicable.

Item 16.    List of Exhibits.    List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*
Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated January 14, 2015.*
Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated January 6, 2014.*
Exhibit 4.	Copy of By-laws of the trustee as now in effect.*
Exhibit 5.	Not applicable.
Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.
Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.
Exhibit 8.	Not applicable.
Exhibit 9.	Not applicable.

*
Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 dated March 13, 2015 filed with the SEC pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, with respect to file number 333-190926.

 SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas and State of Texas on the 13th of March, 2018.

WELLS FARGO BANK, NATIONAL ASSOCIATION
Patrick T. Giordano Vice President

 EXHIBIT 6

March 13, 2018

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

        In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours,
WELLS FARGO BANK, NATIONAL ASSOCIATION
Patrick T. Giordano Vice President

 Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business December 31, 2017, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$22450
Interest-bearing balances		192185
Securities:
Held-to-maturity securities		139228
Available-for-sale securities		260098
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		120
Securities purchased under agreements to resell		31006
Loans and lease financing receivables:
Loans and leases held for sale		12005
Loans and leases, net of unearned income	929016
LESS: Allowance for loan and lease losses	10104
Loans and leases, net of unearned income and allowance		918912
Trading Assets		51667
Premises and fixed assets (including capitalized leases)		8116
Other real estate owned		641
Investments in unconsolidated subsidiaries and associated companies		12014
Direct and indirect investments in real estate ventures		72
Intangible assets
Goodwill		22480
Other intangible assets		16807
Other assets		59553

Total assets		$1,747,354

LIABILITIES
Deposits:
In domestic offices		$1259735
Noninterest-bearing	423833
Interest-bearing	835902
In foreign offices, Edge and Agreement subsidiaries, and IBFs		129264
Noninterest-bearing	962
Interest-bearing	128302
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		10906
Securities sold under agreements to repurchase		7180
Trading liabilities		10537
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)		118326
Subordinated notes and debentures		11950
Other liabilities		32898

Total liabilities		$1580796
EQUITY CAPITAL
Perpetual preferred stock and related surplus		0
Common stock		519
Surplus (exclude all surplus related to preferred stock)		112497
Retained earnings		53612
Accumulated other comprehensive income		–468
Other equity capital components		0

Total bank equity capital		166160
Noncontrolling (minority) interests in consolidated subsidiaries		398

Total equity capital		166558

Total liabilities, and equity capital		$1747354

I, John R. Shrewsberry, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry Sr. EVP & CFO

        We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Directors
Enrique Hernandez, Jr
Federico F. Pena
James Quigley

QuickLinks

TABLE OF ADDITIONAL REGISTRANTS
SIGNATURE
EXHIBIT 6
Exhibit 7 Consolidated Report of Condition of Wells Fargo Bank National Association of 101 North Phillips Avenue, Sioux Falls, SD 57104 And Foreign and Domestic Subsidiaries, at the close of business December 31, 2017, filed in accordance with 12 U.S.C. §161 for National Banks.